Exhibit 13

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Exhibit 5.3.5 to the Amendment to the Original PRJ of Oi Group

Assets, Liabilities and Rights of UPI TVCo

UPI TVCo will be composed of 100% of the shares issued by SPE TVCo and by assets, liabilities, agreements and clients that make up Oi’s pay TV business.

The assets that will potentially comprise the SPE TVCo will be net remaining assets formed by the registered assets of the DTH transaction in the fixed assets of Oi Móvel. Section A to this Exhibit 5.3.5 presents current examples of the net remaining assets, including (i) DTH equipment, (ii) Headends and Platforms to provide DTH services, and (iii) DTH installation.

The agreements necessary for the provision of DTH TV services will be migrated to SPE TVCO, such as, but not limited to, the agreements with content programmers and the SES - 6 satellite capacity agreement described in Section C of this Exhibit 5.3.5.

SPE TVCo’s clients will be those referring to DTH and IPTV operations. Currently, Oi Móvel’s TV clients that will be migrated have a national distribution, with presence in the 27 federation units, as described in Section B to this Exhibit 5.3.5. TV services are provided by DTH (Direct to Home) or IPTV (Internet Protocol TV). IPTV clients are supported on the Oi Group’s FTTH network.

Until the publication of the Public Notice for the Competitive Bidding Procedure for the sale of UPI TVCo, the final list of assets, liabilities, contracts and clients that will comprise UPI TVCo, originating mainly from Oi Móvel, will be completed and detailed. Debtors may include any new examples in Sections A, B and C to this Exhibit 5.3.5, provided that they comply with the applicable legal and regulatory requirements.

Section A of Exhibit 5.3.5

Current Example of the Bookkeeping Net Equity DTH

Category of the Asset	Sub-Category	Bookkeeping Value (Millions of BRL)
i) DTH Equipment	DTH Decoder	554.62
	Other Equipment	15.54
ii) Headends and Platforms	Headends (DTH Exclusive)	31.12
	Headends (DTH Exclusive Land)	25.29
iii) DTH Facility	DTH Facility	634.57

Section B of Exhibit 5.3.5

DTH and IPTV Clients

State	CONSUMER + BUSINESS - DTH												
	Dec-18	Jan-19	Feb-19	Mar-19	Apr-19	May-19	Jun-19	Jul-19	Aug-19	Sep-19	Oct-19	Nov-19	Dec-19
BRAZIL	1.583.465	1.581.784	1.578.957	1.568.431	1.570.806	1.566.349	1.557.521	1.541.050	1.520.729	1.494.164	1.463.593	1.437.875	1.405.318
AC	4.436	4.567	4.670	4.670	4.770	4.847	4.900	4.860	4.756	4.632	4.419	4.260	4.053
AL	14.851	14.981	15.178	15.414	15.627	15.847	15.999	15.892	15.769	15.559	15.317	14.996	14.714
AM	10.582	10.567	10.440	10.336	10.300	10.127	10.008	9.828	9.598	9.314	8.892	8.678	8.399
AP	3.210	3.306	3.375	3.403	3.483	3.500	3.548	3.524	3.435	3.322	3.108	2.928	2.743
BA	76.793	76.890	76.787	77.098	77.552	77.554	77.694	77.708	77.345	76.181	74.950	73.709	72.301
CE	39.014	38.779	38.216	37.675	37.948	37.682	37.192	36.458	35.918	35.238	34.607	33.745	32.856
DF	30.103	30.102	30.155	29.738	29.806	29.702	29.429	28.915	28.030	27.258	26.324	25.710	24.973
ES	57.453	57.694	57.787	58.148	58.532	58.547	58.568	58.671	58.655	58.351	58.106	58.152	57.629
GO	71.403	71.572	71.704	70.864	71.599	71.984	71.727	70.407	68.760	67.070	64.977	62.978	60.818
MA	67.239	68.855	70.345	71.031	71.397	71.495	71.501	70.950	70.870	70.216	69.762	68.839	68.259
MG	316.221	315.737	314.879	314.557	315.006	313.635	312.649	311.577	309.402	305.435	301.450	298.887	292.400
MS	25.509	25.310	25.329	24.653	24.680	24.619	24.308	23.845	23.096	22.231	21.351	20.491	19.602
MT	33.614	33.912	34.055	33.749	33.958	34.034	33.759	33.186	32.413	31.661	30.656	29.824	29.047
PA	31.413	31.712	32.131	31.812	31.973	32.069	31.885	31.341	30.818	30.157	29.456	28.678	27.879
PB	15.930	16.015	16.043	16.024	16.238	16.253	16.191	15.962	15.665	15.275	14.879	14.520	14.120
PE	38.194	38.173	38.213	38.122	38.635	38.836	38.432	37.761	37.266	36.589	35.571	34.675	33.802
PI	31.712	32.218	32.724	32.975	33.153	33.286	33.295	33.179	33.010	32.607	32.139	31.679	31.295
PR	115.075	114.497	113.820	111.587	111.719	111.357	110.555	108.643	106.049	103.373	100.125	97.319	94.325
RJ	296.132	293.430	291.098	287.909	285.911	283.130	279.846	275.474	271.291	266.474	260.577	255.707	250.004
RN	15.218	15.195	15.209	15.202	15.443	15.466	15.316	15.032	14.793	14.545	14.249	13.930	13.691
RO	12.805	12.926	13.083	12.989	13.128	13.083	12.873	12.583	12.099	11.529	10.944	10.418	9.909
RR	3.814	3.813	3.819	3.774	3.777	3.781	3.809	3.728	3.614	3.502	3.351	3.200	3.025
RS	114.213	113.303	112.207	110.491	110.200	109.895	109.013	107.707	105.805	103.544	100.783	98.899	96.419
SC	127.602	127.114	126.377	124.796	124.249	123.555	122.903	121.691	120.388	118.485	116.330	114.749	112.788
SE	20.398	20.537	20.738	20.817	20.994	21.269	21.353	21.502	21.455	21.403	21.331	21.270	21.014
SP	2.902	2.912	2.892	2.893	2.906	2.906	2.894	2.879	2.889	2.888	2.903	2.898	2.819
TO	7.629	7.667	7.683	7.704	7.822	7.890	7.874	7.747	7.540	7.325	7.036	6.736	6.434

Sta	CONSUMER + BUSINESS - IPTV												
	Dec-18	Jan-19	Feb-19	Mar-19	Apr-19	May-19	Jun-19	Jul-19	Aug-19	Sep-19	Oct-19	Nov-19	Dec-19
BRAZIL	15.049	15.520	16.072	16.862	18.087	21.018	24.201	28.583	34.997	41.312	48.366	55.189	60.901
AC	-	-	-	-	-	-	25	50	85	138	194	252	313
AL	-	-	-	-	-	-	-	-	-	-	-	2	2
AM	91	116	145	179	209	270	342	436	620	779	1.034	1.286	1.491
AP	-	-	-	-	-	24	52	110	203	274	355	417	461
BA	54	74	103	131	165	297	447	670	924	1.146	1.385	1.639	1.955
CE	78	101	124	161	232	381	506	688	1.009	1.288	1.543	1.819	1.990
DF	64	93	131	169	226	408	544	768	999	1.146	1.365	1.654	1.861
ES	-	-	-	-	-	-	-	-	-	-	-	1	1
GO	27	59	79	119	199	443	654	969	1.323	1.640	1.947	2.206	2.343
MA	-	-	-	-	-	43	104	171	353	579	821	982	1.175
MG	2.953	3.031	3.108	3.226	3.377	3.874	4.375	4.866	5.584	6.290	7.069	7.844	8.511
MS	-	-	-	-	-	2	18	52	105	172	203	310	362
MT	-	-	-	-	-	7	45	110	203	291	404	469	521
PA	-	-	-	-	3	38	123	299	542	865	1.167	1.474	1.744
PB	-	-	-	-	-	-	-	-	-	-	-	2	2
PE	47	63	73	86	122	217	308	411	576	716	819	922	1.015
PI	-	-	-	-	3	21	45	92	148	194	252	314	351
PR	20	36	65	114	271	491	734	1.239	1.844	2.409	3.162	3.830	4.397
RJ	11.692	11.907	12.182	12.574	13.121	14.173	15.158	16.275	18.219	20.072	22.115	24.180	25.975
RN	-	-	-	-	-	-	-	-	-	-	-	2	2
RO	-	-	-	-	-	20	128	316	489	736	933	1.094	1.198
RR	-	-	-	-	2	11	29	80	161	236	339	413	451
RS	23	40	62	103	157	294	530	897	1.453	2.048	2.756	3.408	3.934
SC	-	-	-	-	-	-	-	1	36	124	296	424	568
SE	-	-	-	-	-	-	-	-	-	-	-	-	-
SP	-	-	-	-	-	-	-	-	-	-	-	-	-
TO	-	-	-	-	-	4	34	83	121	169	207	245	278

Section C of Exhibit 5.3.5

Satellite Capacity Agreement - New Skyes

•                Owner and Operator of the Satellite: New Skies Satellites B.V., commercially represented in Brazil by New Skies Satellites Ltda

•                Counterparties of the Oi Group: Oi Móvel S.A

•                1.296MHz in the Ku band in satellite SES-6

•                Contractual term from July 2013 to July 2027

•                Take or Pay modality

Payment flows set forth for the remainder of the agreement: USD 373,061,945